Exhibit 32.1
INSTALLED BUILDING PRODUCTS, INC.
Certification Required by Rule 13a-14(b) or 15d-14(b)
of the Securities Exchange Act of 1934 and
Section 1350 of Chapter 63 of Title 18 of the
United States Code
The certification set forth below is being submitted in connection with the Installed Building Products, Inc. Annual Report on Form 10-K for the year ended December 31, 2023 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.
Jeffrey W. Edwards, the President and Chief Executive Officer, of Installed Building Products, Inc., certifies that, to the best of his knowledge:
1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.The information contained in the Report fairly presents, in all material respects, the consolidated financial condition and results of operations of Installed Building Products, Inc.

Dated: February 22, 2024	By:	/s/ Jeffrey W. Edwards
Jeffrey W. Edwards
President and Chief Executive Officer